Exhibit 99.1
Digital Media Solutions, Inc. Announces Third Quarter Fiscal 2020 Financial Results
•Delivered record quarterly revenue of $82.8 million and Adjusted Revenue of $85.1 million,1 up 10% and 11% quarter over quarter, respectively, and up 44% and 43% year over year, respectively.
•Increased insurance revenue growth by 13%, including 8% from top 10 insurance clients, with strong open enrollment acceleration expected in the fourth quarter.
•Gross profit of $25.1 million, or 30.2% gross margin.
•Net loss of $2.2 million (which includes $3.2 million of business combination and acquisition-related costs and $1.0 million of facilities lease restructuring costs).
•Combined Adjusted EBITDA of $14.0 million,1 up 7.7% from the second quarter.
•Surpassed 6 million milestone for number of consumers matched with insurance providers.
•Anticipates over-indexed growth in the fourth quarter, as the digital advertising transformation continues with digital             ad spend expected to reach $130 billion in 2021, although the environment remains uncertain with expected volatility.
CLEARWATER, FL, November 10, 2020 — Digital Media Solutions, Inc. (NYSE: DMS), a leading provider of technology and digital performance advertising solutions leveraging innovative, performance-driven brand-direct and marketplace solutions to connect consumers and advertisers, today announced financial results for the third quarter ended September 30, 2020.
“We are happy to report another quarter of strong growth as we execute on our proven strategy of providing digital performance advertising solutions that connect digital advertising clients and their prospective customers," said Joe Marinucci, co-founder and CEO of DMS. "During the third quarter, we saw significant expansion in our insurance vertical, reaching a meaningful volume milestone, as we grew both our client base and the revenue from existing clients.”
“Because our digital performance advertising solutions help our advertiser clients to de-risk ad spend and connect with more consumers to expand the number of customers to which they deliver products and services, we are anticipating over-indexed growth in the fourth quarter as the accelerating shift to digital advertising coincides with the anticipated strong holiday e-commerce season and potentially record-setting open enrollment period,” concluded Marinucci.
Third Quarter 2020 Financial Highlights:

•Reported revenue of $82.8 million, up 10% quarter over quarter and 44% year over year.
•Adjusted Revenue of $85.1 million,1 up 11% quarter over quarter and 43% year over year.
•Brand Direct revenue of $49.2 million, representing growth of 9% quarter over quarter and 11% year over year.
•Marketplace revenue of $39.5 million, representing growth of 12% quarter over quarter and 154% year over year.
•Revenue from top 10 insurance clients grew 8% quarter over quarter.
•Reported gross profit was $25.1 million, or 30.2% gross margin, compared to $22.8 million, or 30.3% gross margin, in the second quarter of 2020 and compared to $18.5 million, or 32.1% gross margin, in the third quarter of 2019.
•Operating expenses, excluding cost of revenues, was $22.2 million, representing an increase of 31% quarter over quarter and decrease of 11% year over year.
•Net loss of $2.2 million (which includes $3.2 million of business combination and acquisition-related costs and $1.0 million of facilities lease restructuring costs), a decrease of 202% as compared to $2.1 million net income in the second quarter (which included less than $0.1 million of acquisition costs), and an increase of 77% as compared to $9.5 million net loss in the third quarter of 2019 (which included $11.7 million of acquisition costs).
•Combined Adjusted EBITDA of $14.0 million,1 or adjusted EBITDA margin of approximately 17%, representing 7.7% quarter-over-quarter growth.

Endnotes: 1 A non-GAAP financial measure; refer to the Non-GAAP Financial Measures section below.

•Unlevered free cash flow was $11.6 million1 in the third quarter, up from $11.0 million1 in the second quarter; we ended the quarter with approximately $25.0 million in cash and cash equivalents.
•Successfully completed the business combination between Leo Holdings Corp. and Digital Media Solutions Holdings, LLC (the “Business Combination”) on July 15, 2020.
Full-Year 2020 Guidance:
For the full year 2020, current estimates are:
•Revenue of $328 million to $333 million and Adjusted Revenue of $335 million1 to $340 million1
•Combined Adjusted EBITDA of $54 million to $57 million
We believe that this range takes into account potential uncertainty around the total client spend since we will see heading into a unique holiday season.
Adjusted Revenue and Combined Adjusted EBITDA are non-GAAP financial measures. Management believes that Adjusted Revenue and Combined Adjusted EBITDA provide useful information to investors and help explain and isolate the core operating performance of the business without regard to accounting treatments—refer to the “Non-GAAP Financial Measures” section below. The company is not providing a quantitative reconciliation of Combined Adjusted EBITDA in its full-year 2020 financial guidance in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, the company does not provide a reconciliation of forward-looking Combined Adjusted EBITDA to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because such amounts may vary significantly based on actual events, the company is not able to forecast GAAP net income with reasonable certainty. Such amounts may be material and could result in projected GAAP net income being materially less than estimated Combined Adjusted EBITDA.
Conference Call and Webcast Information
The U.S. toll free dial-in for the conference call is 1-833-772-0374, and the international dial-in number is 1-236-738-2220. The Conference ID is 9672315. A live webcast of the conference call will be available on the investor relations page of the company's website at https://investors.digitalmediasolutions.com.
A replay will be available after the conclusion of the call on November 10, 2020 through November 17, 2020. The U.S. toll-free replay dial-in number is 1-800-585-8367, and the international replay dial-in number is 1-416-621-4642. The replay passcode is 9672315.
Additional Information About Non-GAAP Financial Measures
This press release also contains a discussion of certain non-GAAP financial measures that the company presents to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures can be found in the tables accompanying this press release, except that a reconciliation is not provided of the full-year 2020 guidance for Adjusted Revenue or Combined Adjusted EBITDA, as discussed above.
About Digital Media Solutions, Inc.
Digital Media Solutions, Inc. (NYSE: DMS) is an innovative global solutions provider of digital performance advertising and a connection point between digital advertising clients and their prospective customers. The DMS first-party data asset, proprietary advertising technology, significant proprietary media distribution and data-driven processes help digital advertising clients de-risk their advertising spend while scaling their customer bases. Learn more at https://digitalmediasolutions.com.
Investor Contact
Edward Parker
(646) 677-1864
Edward.parker@icrinc.com
Media Contact
Jack Murphy
(646) 677-1834
Jack.murphy@icrinc.com

Endnotes: 1 A non-GAAP financial measure; refer to the Non-GAAP Financial Measures section below.

Safe Harbor Statement
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, DMS’s expectations with respect to its future performance and its ability to implement its strategy, including as they relate to the anticipated effects of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of DMS’s common stock or warrants on the New York Stock Exchange; (2) the risk that the transition to being a public company disrupts DMS’s plans and operations; (3) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; (4) costs related to being a publicly-traded company; (5) changes in applicable laws or regulations and the ability to maintain compliance with applicable laws or regulations; (6) the possibility that DMS may be adversely affected by other economic, business, and/or competitive factors, including: the ability to compete effectively for consumers and advertisers; the ability to successfully source and complete acquisitions and to integrate the operations of companies DMS acquires; the performance of DMS’s technology infrastructure; the ability to protect DMS’s intellectual property rights; the ability to maintain, grow and protect the data DMS obtains from consumers and advertisers; and the ability to maintain adequate internal controls over financial and management systems; and (7) other risks and uncertainties indicated from time to time in DMS’s filings with the SEC, including its registration statement, filed on August 7, 2020, including those under “Risk Factors”. Some of these risks and uncertainties may be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

DIGITAL MEDIA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except par value)

	September 30, 2020	December 31, 2019

ASSETS
Current assets:
Cash	$24,500	$3,008
Accounts receivable, net	38,656	30,137
Prepaid and other current assets	2,727	2,217
Total current assets	65,883	35,362
Property and equipment, net	13,662	8,728
Goodwill	44,368	41,826
Intangible assets, net	50,275	57,935
Deferred tax assets	18,522	—
Other assets	285	254
Total assets	$192,995	$144,105
LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$28,433	$24,160
Accrued expenses and other current liabilities	10,798	10,839
Current portion of long-term debt	4,150	4,150
Contingent consideration payable	—	1,000
Total current liabilities	43,381	40,149
Commitments and contingencies
Long-term debt	197,059	201,048
Long-term TRA liability	15,174	—
Deferred tax liability	7,514	8,675
Other non-current liabilities	537	491
Total liabilities	263,665	250,363
Stockholders' deficit:
Preferred stock	—	—
Class A common stock	3	—
Class B common stock	3	—
Class C common stock	—	—
Additional paid-in capital	(43,145)	—
Retained earnings	5,342	—
Total stockholders' deficit	(37,797)	—
Non-controlling interest	(32,873)	—
Member deficit	—	(106,258)
Total deficit	(70,670)	(106,258)
Total liabilities and deficit	$192,995	$144,105

DIGITAL MEDIA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenue	$82,829	$57,575	$230,753	$173,142
Cost of revenue	57,777	39,101	160,338	117,084
Salaries and related costs	7,882	6,599	24,114	20,495
General and administrative expenses	6,407	4,479	16,356	13,514
Acquisition costs	3,248	11,707	3,322	17,492
Depreciation and amortization	4,636	2,201	13,307	6,165
Income (loss) from operations	2,879	(6,512)	13,316	(1,608)
Interest expense	3,421	2,980	10,702	7,389
Net (loss) income before income taxes	(542)	(9,492)	2,614	(8,997)
Income tax expense	1,636	—	1,901	—
Net (loss) income	(2,178)	(9,492)	713	(8,997)
Net loss attributable to non-controlling interest	(3,315)	—	(424)	—
Net income (loss) attributable to Digital Media Solutions, Inc.	$1,137	$(9,492)	$1,137	$(8,997)

Earnings (loss) per share attributable to Digital Media Solutions, Inc.:
Basic and diluted	$0.04	N/A	$0.04	N/A

Weighted-average shares outstanding - basic and diluted	32,294	N/A	32,294	N/A

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$713	$(8,997)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,307	6,165
Payment of contingent consideration	(1,000)	(15,904)
Amortization of debt issuance costs	699	409
Deferred income tax provision, net	(1,261)	—
Change in accounts receivable, net	(7,686)	(1,889)
Change in prepaid expenses and other current assets	(495)	(837)
Change in accounts payable and accrued expenses	3,210	(3,680)
Change in contingent consideration payable	—	13,841
Change in other liabilities	(136)	(131)
Net cash provided by (used in) operating activities	7,351	(11,023)
Cash flows from investing activities
Additions to property and equipment	(7,481)	(4,566)
Acquisition of businesses, net of cash acquired	(2,799)	—
Other	—	(14)
Net cash used in investing activities	(10,280)	(4,580)
Cash flows from financing activities
Proceeds from Business Combination	29,278	—
Proceeds from issuance of long-term debt	—	39,000
Payments of long-term debt	(3,423)	(1,739)
Proceeds from borrowings on revolving credit facilities	10,000	5,500
Payments of borrowings on revolving credit facilities	(11,000)	(1,500)
Payment of debt issuance costs	(264)	(719)
Payment of contingent consideration payable	—	(7,011)
Distributions to members	(170)	(21,593)
Net cash provided by financing activities	24,421	11,938
Net change in cash	21,492	(3,665)
Cash, beginning of period	3,008	4,589
Cash, end of period	$24,500	$924

NON-GAAP FINANCIAL MEASURES
Financial measures that are not U.S. GAAP should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, management relies primarily on its GAAP results and uses Adjusted Revenue, Adjusted EBITDA, Combined Adjusted EBITDA and Unlevered Free Cash Flow only as a supplement.
Adjusted Revenue
Adjusted Revenue presents non-GAAP financial information and should not be considered a measure of financial performance under GAAP. This measure is presented as an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of our underlying operations. Management believes this measure provides useful information because, while the majority of our business is comprised of lead generation contracts which are accounted for on a gross basis, a portion of our agency managed services contracts are accounted for on a net basis. In light of these considerations, management believes that Adjusted Revenue provides useful information regarding operating performance across our business, without regard to the accounting treatment of individual contracts, and allows management to build forecasts on a consistent basis across the business. Management further uses Adjusted Revenue to compare the performance of divisions within the Company against each other and to isolate our core operating performance. Moreover, management expects that over time we will transition all of our services to a principal relationship and as our contracts are either amended or new agreements are executed, this measure will help provide a basis for comparison of our business operations between different periods over time as we transition these services and related accounting for these contracts.
Adjusted Revenue is defined as net revenue as reported under GAAP, without regard to netting of costs applicable to revenues earned under contracts that are deemed to be entered into on an agency basis.
The following table provides a reconciliation of Adjusted Revenue to net revenue, the most directly comparable GAAP measure (dollars in thousands):

	Three Months Ended September 30, 2020			Three Months Ended June 30, 2020			Three Months Ended September 30, 2019
	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjustments (1)	Adjusted (Non-GAAP)
Net revenue	$82,829	$2,307	$85,136	$75,196	$1,548	$76,744	$57,575	$1,821	$59,396
Cost of revenue	57,777	2,307	60,084	52,402	1,548	53,950	39,101	1,821	40,922
Gross profit	$25,052	$—	$25,052	$22,794	$—	$22,794	$18,474	$—	$18,474
Gross profit margin	30.2%	—%	29.4%	30.3%	—%	29.7%	32.1%	—%	31.1%
(1) Includes the gross up for certain Managed services contracts that are presented net of costs under GAAP.
For the full year 2020, current estimates are:

Guidance
	Low	High
Revenue	$328 million	$333 million
Adjustments (1)	7 million	7 million
Adjusted Revenue	$335 million	$340 million
Combined Adjusted EBITDA	$54 million	$57 million
(1) Includes the gross up for certain Managed services contracts that are presented net of costs under GAAP for the year ended December 31, 2020.

Unlevered Free Cash Flow
We use the non-GAAP measures of Adjusted EBITDA, Combined Adjusted EBITDA and Unlevered Free Cash Flow to assess operating performance. Management believes that these measures provide useful information to investors regarding DMS’s operating performance and its capacity to incur and service debt and fund capital expenditures. DMS believes that these measures are used by many investors, analysts and rating agencies as a measure of performance. By reporting these measures, DMS provides a basis for comparison of our business operations between current, past and future periods by excluding items that DMS does not believe are indicative of our core operating performance. Financial measures that are not GAAP should not be considered as alternatives to operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance, or cash flows as measures of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, DMS relies primarily on its GAAP results and uses Adjusted EBITDA and Combined Adjusted EBITDA only as a supplement.
The following table reconciles Adjusted EBITDA, Combined Adjusted EBITDA and Unlevered Free Cash Flow from the most directly comparable GAAP measure (dollars in thousands):

	Three months ended	Three months ended
	September 30, 2020	June 30, 2020	$ Change	% Change
Net (loss) income	$(2,178)	$2,134	$(4,312)	(202)%
Adjustments
Interest expense	3,421	3,491	(70)	(2)%
Income tax expense	1,636	213	1,423	668%
Depreciation and amortization	4,636	4,356	280	6%
Acquisition costs (1)	3,248	47	3,201	6811%
Other expense (2)	745	495	250	51%
Other non-recurring expenses (3)	1,237	107	1,130	1056%
Adjusted EBITDA	$12,745	$10,843	$1,902	18%
Adjustments
Pro Forma Cost Savings (4)	$47	$295	$(248)	(84)%
Technology Synergies (5)	572	755	(183)	(24)%
Pro Forma Cost Savings – UE (6)	671	838	(167)	(20)%
Acquisitions EBITDA (7)	9	306	(297)	(97)%
Combined Adjusted EBITDA	$14,044	$13,037	$1,007	8%
Capital expenditures	$2,450	$2,055	$395	19%
Unlevered Free Cash Flow	$11,594	$10,982	$612	6%

(1)Balance includes acquisition incentive payments, contingent consideration accretion, earnout payments and pre-acquisition expenses.
(2)Balance includes legal fees associated with acquisitions, investor management fees and costs related to philanthropic initiatives.
(3)Restructuring costs include lease termination costs due to office closures, severance payments due to company reorganization, write-off of equity investment, payments on Company’s employee incentive plan and business combination transaction fees.
(4)These pro forma cost savings include expected cost savings resulting primarily from reorganization of the company.
(5)These are annualized future expected UE Authority, Co. ("UE") technology synergies related to uniform infrastructure platform.
(6)These are annualized expected cost savings resulting primarily from reorganization of UE and SmarterChaos.com and related entities ("SmarterChaos").
(7)SmarterChaos EBITDA from April 1, 2020 to July 16, 2020 (acquisition date).